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                                                                   EXHIBIT 3.113

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:15 PM 08/04/1992
752217006-2305785

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CARDINAL BUSINESS MEDIA HOLDINGS, INC.

            1. The name of the corporation is:

                  Cardinal Business Media Holdings, Inc.

            2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such Address is The Prentice-Hall Corporation System, Inc.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million Three Hundred Thousand (1,300,000), consisting of One Million (1,000,000) shares of Common Stock, par value $.01 per share, and Three Hundred Thousand (300,000) shares of Preferred Stock, par value $1.00 per share.

            The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions (including without limitation voting rights) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the
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number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

            5. The name and mailing address of the incorporator is:

                  Victoria C. Phelps
                  Latham & Watkins
                  633 West Fifth Street
                  Suite 4000
                  Los Angeles, California 90071

            6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

            7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

            8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any


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transaction from which the director derived an improper personal benefit.

            I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of August, 1992.


                                          /s/ Victoria C. Phelps
                                          -----------------------------
                                          Victoria C. Phelps


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                              CERTIFICATE OF MERGER

                                       OF

                         INTERTEC (CARDINAL) CORPORATION
                            (a Delaware corporation)

                                  WITH AND INTO

                     CARDINAL BUSINESS MEDIA HOLDINGS, INC.
                            (a Delaware corporation)

                                UNDER SECTION 251
                           OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

            Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "GCL"), Cardinal Business Media Holdings, Inc., a Delaware corporation ("Holdings"), hereby certifies the following information relating to the merger of Intertec (Cardinal) Corporation, a Delaware corporation ("Intertec (Cardinal)"), with and into Holdings (the "Merger"):

            1. The name and state of incorporation of each of the constituent corporations in the Merger (the "Constituent Corporations") is as follows:

            Name                              State of Incorporation

Intertec (Cardinal) Corporation                       Delaware
Cardinal Business Media Holdings, Inc.                Delaware



            2. The Agreement and Plan of Merger (the "Agreement of Merger"), dated as of November 14, 1997 among Holdings, Intertec Publishing Corporation, a Delaware corporation ("Purchaser"), and Intertec (Cardinal), a wholly-owned subsidiary of Purchaser, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with subsection (c) of Section 251 of the GCL, and as follows: (i) with respect to Intertec (Cardinal), in accordance with the provisions of Section 251 of the GCL and pursuant to the written consent executed by all of the stockholders of Intertec (Cardinal) in accordance with
Section 228 of the GCL and its board of directors in accordance with Section 141 of the GCL, (ii) with respect to Holdings, in accordance with the provisions of
Section 251 and Section 141 of the GCL, and consented to by written consent of the stockholders of Holdings in accordance with Section 228 of the GCL.

            3. The name of the corporation surviving the Merger is Cardinal Business Media Holdings, Inc. (the "Surviving Corporation").

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:45 PM 11/17/1997
                                                           971391445 - 2305785
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            4. The certificate of incorporation of Holdings, as in effect immediately prior to the time the Merger becomes effective, shall remain in full force and effect and shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

            5. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

                  Cardinal Business Media Holdings, Inc.
                  c/o K-III Communications Corporation
                  745 Fifth Avenue
                  New York, New York 10151
                  Attention: Joseph Tedeschi

            6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

            7. This Certificate of Merger shall become effective upon its filing with the Secretary of State of the State of Delaware.

            This Certificate of Merger has been executed on this 14th day of November, 1997.


                              CARDINAL BUSINESS MEDIA  HOLDINGS, INC.



                              By: /s/ Thomas C. Breslin
                                  ----------------------------------
                                  Name: Thomas C. Breslin
                                  Title:  Chief Financial Officer


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